                                   EXHIBIT 11

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                                                                  Three month periods ended             Six month periods ended
                                                                -----------------------------         ---------------------------
                                                                   June 30,        June 30,             June 30,        June 30,
                                                                     1996            1995                 1996            1995
                                                                -----------------------------         ---------------------------
                                                                             (In thousands, except per share data)
            Primary:
            Average outstanding shares                               5,937            5,853               5,908            5,836
            Net effect of dilutive stock options - based
                  on the treasury stock method using the
                  average market price                                 138              173                 148              195
                                                                 --------------------------           --------------------------
            Totals                                                   6,075            6,026               6,056            6,031
                                                                 ==========================           ==========================

            Net income                                           $   1,199        $   1,264           $   1,730        $   1,940
                                                                 ==========================           ==========================

            Per share amount                                     $     .20        $     .21           $     .29        $     .32
                                                                 ==========================           ==========================

            Fully diluted:
            Average shares outstanding                               5,937            5,853               5,908            5,836
            Net effect of dilutive stock options - based
                  on the treasury stock method using the
                  quarter-end market price if higher than
                  the average market price                             151              173                 157              195
                                                                 --------------------------           --------------------------
            Totals                                                   6,088            6,026               6,065            6,031
                                                                 ==========================           ==========================

            Net income                                           $   1,199        $   1,264           $   1,730        $   1,940
                                                                 ==========================           ==========================
            Per share amount                                     $     .20        $     .21           $     .29        $     .32
                                                                 ==========================           ==========================